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        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated August 28, 2003 and February 20, 2004, relating to the financial statements and financial highlights which appear in the June 30, 2003 and December 31, 2003 Annual Reports to Shareholders of Special Money Market Fund, Inc. and MoneyMart Assets, Inc, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement. We also consent to the references to us under the headings "Other Service Providers", "Financial Statements" and "Financial Highlights" in each Fund's N-1A Registration Statement, which is incorporated by reference in the N-14 Registration Statement.

/s/ Pricewaterhouse Coopers LLP
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PricewaterhouseCoopers LLP
New York, New York
June 3, 2004